Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DT Midstream, Inc. of our report dated March 26, 2020 relating to the financial statements of Nexus Gas Transmission, LLC, which appears in DT Midstream, Inc.’s Registration Statement on Form 10 (No. 001-40392) filed on May 26, 2021.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 1, 2021